[] BRACKETED MATERIAL INDICATES DELETED TEXT


                                      NOTE


January 16, 1996
Fairfax, Virginia

806 Sherlin Lane, Great Falls, Virginia 22066


1.       BORROWER'S PROMISE TO PAY

         In return for a loan that I have received, I promise to pay U.S. $100,000 (this amount will be called "principal"), [plus interest], to the order of the Lender. The Lender is LAFARGE CORPORATION. I understand that the Lender may transfer this Note. The Lender or anyone who takes this Note by transfer and who is entitled to receive payments under this Note will be called the "Note Holder."

2.       [INTEREST]

         [I will pay interest at a yearly rate of              %.]

         [Interest will be charged on unpaid principal until the full amount of principal has been paid.]

3.       PAYMENTS

         I will pay principal [and interest] by making payments each month of U.S. $416.67.

         I will make my payments on the 1st day of each month beginning on February 1, 1996. I will make these payments every month until I have paid all of the principal [and interest] and any other charges, described below, that I may owe under this Note. If, on January 31, 2016, I still owe amounts under this Note, I will pay all those amounts, in full, on that date.

         I will make my monthly payments by payroll deduction or in any other manner as may hereafter be required by the Noteholder upon notice to me or at a different place if required by the Note Holder.

4.       BORROWER'S FAILURE TO PAY AS REQUIRED

         [(A)     LATE CHARGE FOR OVERDUE PAYMENTS]

         [If the Note Holder has not received the full amount of any of my
monthly payments by the end of                 calendar days after the date it
is due, I will pay a late charge to the Note Holder.  The amount of the charge
will be              % of my overdue payment, but not less than U.S. $
and not more than U.S. $                , I will pay this late charge only once
on any late payment.]

         (B)     NOTICE FROM NOTE HOLDER

         If I do not pay the full amount of each monthly payment on time, the Note Holder may send me a written notice telling me that if I do not pay the overdue amount by a certain date I will be in default. That date must be at least 10 days after the date on which the notice is mailed to me or, if it is not mailed, 10 days after the date on which it is delivered to me.

         (C)     DEFAULT

         If I do not pay the overdue amount by the date stated in the notice described in (B) above, or if I am in default under the Deed of Trust, I will be in default. If I am in default, the Note Holder may require me to pay immediately the full amount of principal which has not been [paid and all the interest that I owe on that amount.]

         Even if, at a time when I am in default, the Note Holder does not require me to pay immediately in full as described above, the Note Holder will still have the right to do so if I am in default at a later time.

         (D)     PAYMENT OF NOTE HOLDER'S COSTS AND EXPENSES

         If the Note Holder has required me to pay immediately in full as described above, the Note Holder will have the right to be paid back for all of its costs and expenses to the extent not prohibited by applicable law. Those expenses include, for example, reasonable attorneys' fees.

5.       THIS NOTE SECURED BY A DEED OF TRUST

         In addition to the protections given to the Note Holder under this
      Note, a Deed of Trust, dated                                  , 19 ,
      protects the Note Holder from possible losses which might result if I do not keep the promises which I make in this Note. That Deed of Trust describes how and under what conditions I may be required to make immediate payment in full of all amounts that I owe under this Note.

6.       BORROWER'S PAYMENTS BEFORE THEY ARE DUE

         I have the right to make payments of principal at any time before they are due. A payment of principal only is known as a "prepayment." When I make a prepayment, I will tell the Note Holder in a letter that I am doing so. A prepayment of all of the unpaid principal is known as a "full prepayment." A prepayment of only part of the unpaid principal is known as a "partial prepayment."

         I may make a full prepayment or a partial prepayment without paying any penalty. The Note Holder will use all of my prepayments to reduce the amount of principal that I owe under this Note. If I make a partial prepayment, there will be no delays in the due dates or changes in the amount of my monthly payments unless the Note Holder agrees in writing to those delays or changes. I may make a full prepayment at any time. If I choose to make a partial prepayment, the Note Holder may require me to make the prepayment on the same day that one of my monthly payments is due. The Note Holder may also require that the amount of my partial prepayment be equal to the amount of principal that would have been part of my next one or more monthly payments.

7.       BORROWER'S WAIVERS

         I waive my rights to require the Note Holder to do certain things. Those things are: (A) to demand payment of amounts due (known as "presentment"); (B) to give notice that amounts due have not been paid (known as "notice of dishonor"); (C) to obtain an official certification of nonpayment (known as a "protest"). Anyone else who agrees to keep the promises made in this Note, or who agrees to make payments to the Note Holder if I fail to keep my promises under this Note, or who signs this Note to transfer it to someone else also waives these rights. These persons are known as "guarantors, sureties and endorsers."

8.       GIVING OF NOTICES

         Any notice that must be given to me under this Note will be given by delivering it or by mailing it by certified mail addressed to me at the Property Address above. A notice will be delivered or mailed to me at a different address if I give the Note Holder a notice of my different address.

         Any notice that must be given to the Note Holder under this Note will be given by mailing it by certified mail to the Note Holder at the address stated in Section 3 above. A notice will be mailed to the Note Holder at a different address if I am given a notice of that different address.

9.       RESPONSIBILITY OF PERSONS UNDER THIS NOTE

         If more than one person signs this Note, each of us is fully and personally obligated to pay the full amount owed and to keep all of the promises made in this Note. Any guarantor, surety, or endorser of this Note (as described in Section 7 above) is also obligated to do these things. The Note Holder may enforce its rights under this Note against each of us individually or against all of us together. This means that any one of us may be required to pay all of the amounts owed under this Note. Any person who takes over my rights or obligations under this Note will have all of my rights and must keep all of my promises made in this Note. [Any person who takes over the rights or obligations of a guarantor, surety, or endorser of this Note (as described in Section 7 above) is also obligated to keep all of the promises made in this Note.] I understand that this Note is personal to me and is not transferable to any third party.

10.      HOMESTEAD EXEMPTION

         I waive my Homestead Exemption.

11. The purpose of this loan is for the purchase of a new residence in connection with my transfer to a new place of employment.


                                   /S/ Larry J. Waisanen
                                                                       (Seal)
                                  -------------------------------------
                                                                  - Borrower

This is to certify that this is the Note described in and secured by a Deed of Trust dated January 16, 1996 on property located in Fairfax County, Virginia.

My commission expires: 6/30/96     /S/ Mark Fitzgerald            Notary Public
                                  --------------------------------